SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 25, 2013

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2013, Sun Bancorp, Inc. (the “Company”) announced the appointment of Keith Stock as a director of the Company, subject to the non-objection of the Board of Governors of the Federal Reserve System (“FRB”).  Mr. Stock is expected to be seated as a director of the Company following the receipt of non-objection of the FRB.  It is preliminarily anticipated that Mr. Stock will be appointed to the Audit Committee of the board of directors.  Mr. Stock is expected to receive customary board and committee fees.

There were no arrangements or understandings between Mr. Stock or any person pursuant to which Mr. Stock was selected as director.  There are no business relationships between the Company and Mr. Stock of the type required to be disclosed by Section 404(a) of Regulation S-K.

Mr. Stock was also appointed as a director of Sun National Bank, the Company’s wholly-owned subsidiary (the “Bank”), subject to the non-objection of the Office of the Comptroller of the Currency (“OCC”).  Mr. Stock is expected to be seated as a director of the Bank following receipt of non-objection of the OCC.

Mr. Stock is a managing director of C&Co/PrinceRidge LLC, a full service investment bank. He also serves as chairman and chief executive officer of First Financial Investors, Inc., a financial services investment firm, and senior executive advisor with The Brookside Group, a private investment firm.

Previously, from 2009 to 2011, Mr. Stock served as senior managing director and chief strategy officer of TIAA-CREF.  He was a member of the Office of the CEO with responsibility for corporate development and strategy. From 2004 until 2008, Mr. Stock served as president of MasterCard Advisors, LLC, the professional services business of MasterCard Worldwide.  He was a member of the MasterCard Operating Committee and Management Council.  Mr. Stock previously served as chairman and chief executive officer of St. Louis Bank, FSB and First Financial Partners Fund I, LP, a private equity firm, chairman of Treasury Bank, Ltd, and as a director of Severn Bancorp, Inc. and Severn Savings Bank.

Earlier in his career, Mr. Stock was a partner with McKinsey & Company, a senior officer of A.T. Kearney, and financial services sector executive with Capgemini and Ernst & Young.  He began his career with the Mellon Bank (now Bank of New York Mellon).

Mr. Stock is a director of the Foreign Policy Association, Independence Bancshares, Inc., and Alcar, LLC, a privately owned bank holding company.   He is a member of the Economic Club of New York, the Advisory Board of the Institute for Ethical Leadership of Rutgers University Business School, and the International Trustee Election Commission of AFS Intercultural Programs, Inc. (formerly known as the American Field Service).   He received his undergraduate degree from Princeton University and his M.B.A in finance from The Wharton School, University of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: July 29, 2013	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer